UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2022

Ollie's Bargain Outlet Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37501	80-0848819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.

6295 Allentown Boulevard Suite 1 Harrisburg, Pennsylvania	17112
(Address of Principal Executive Offices)	(Zip Code)

(717) 657-2300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OLLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2022, a subsidiary of Ollie’s Bargain Outlet Holdings, Inc. (the “Company”), entered into an amendment (the “Amendment”) to its employment agreement (as amended, the “Employment Agreement”) with Mr. Eric van der Valk pursuant to which: (1) Mr. van der Valk’s base salary was increased from $400,000 to $525,000 a year; (2) the calculation for Mr. van der Valk’s performance bonus based on Target EBITDA (as defined in the Employment Agreement) was increased to 75% of base salary rather than 50% of such amount; and (3) the calculation for Mr. van der Valk’s performance bonus based on the Maximum EBITDA Threshold (as defined in the Employment Agreement) was increased to 150% of base salary rather than 100% of such amount.

The foregoing description of the Amendment to the Employment Agreement is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this report:

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated June 28, 2022, by and between Ollie’s Bargain Outlet, Inc. and Eric van der Valk.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

Date: June 28, 2022	By:	/s/ James Comitale
Name: James Comitale
Title: SVP, General Counsel